EXHIBIT 99.1

News Release

FOR IMMEDIATE RELEASE
July 26, 2012

Ashland Inc. reports preliminary financial results for third quarter of fiscal 2012
Earnings from continuing operations more than double to $2.00 per diluted share; adjusted earnings, excluding key items, increase to $2.04 per diluted share

COVINGTON, Ky. – Ashland Inc. (NYSE: ASH), a global leader in specialty chemical solutions for consumer and industrial markets, today announced preliminary(1) financial results for the quarter ended June 30, 2012, the third quarter of its 2012 fiscal year.

Quarterly Highlights

(in millions except per-share amounts)	Quarter Ended June 30,
	2012	2011
Operating income	$263	$129
Key items*	11	8
Adjusted operating income*	$274	$137

Adjusted pro forma EBITDA*†	$381	$307

Diluted earnings per share (EPS)
From net income	$1.90	$1.17

From continuing operations	$2.00	$0.94
Key items*	0.04	0.06
Adjusted EPS from continuing operations*	$2.04	$1.00

Cash flows provided by operating activities from continuing operations	$118	$12

Free cash flow*	34	(46)

* See Tables 5, 6 and 7 for definitions and U.S. GAAP reconciliations. † Includes International Specialty Products Inc. in both periods.

Ashland reported income from continuing operations of approximately $160 million, or $2.00 per diluted share, on sales of $2.1 billion. These results included three key items that together reduced income from continuing operations by approximately $3 million, net of tax, or four cents per diluted share. Excluding these three key items, Ashland’s adjusted income from continuing operations was $163 million, or $2.04 per diluted share, an increase of 104 percent versus the year-ago quarter.

For the year-ago quarter, income from continuing operations was $75 million, or 94 cents per diluted share, on sales of $1.7 billion. The year-ago results included two key items that had a combined negative effect of $5 million, net of tax, or six cents per diluted share. Excluding these items, adjusted income from continuing operations was $1.00 per diluted share. The results from the prior-year quarter do not include ISP or related financing costs associated with that acquisition. (Please refer to Table 5 of the accompanying financial statements for details of key items in both periods.)

For the remainder of this press release, financial results are adjusted for the effect of key items in both the current and prior-year quarters. The prior year also includes the results of ISP on a pro forma basis. As such, Ashland’s results as compared to the year-ago quarter were as follows:
•	Sales declined 2 percent to $2.1 billion; normalizing for currency and divestitures, sales increased 4 percent;
•	Operating income rose 40 percent to $274 million;
•	Earnings before interest, taxes, depreciation and amortization (EBITDA) increased 24 percent to $381 million; and
•	EBITDA as a percent of sales rose 370 basis points to 17.8 percent, in line with the company’s long-term financial targets.

“We continued to make solid overall progress in the third quarter toward our long-term financial goals, with significant year-over-year improvement in EBITDA and margins despite a challenging demand environment in some of our commercial units,” said James J. O’Brien, Ashland chairman and chief executive officer. “These improved margins were primarily driven by strong pricing discipline, with three of our four commercial units generating significant increases in profitability.”

Business Segment Performance
In order to aid understanding of Ashland’s ongoing business performance, the results of Ashland’s business segments are described below on an adjusted or pro forma adjusted basis, and EBITDA or adjusted EBITDA is reconciled to operating income in Tables 7 and 8 of this news release.

Ashland Specialty Ingredients turned in another strong quarter, with the highest growth coming within the industrial segment, which includes energy and construction. Specialty Ingredients’ sales totaled $793 million, an increase of 15 percent when compared to a year ago on a pro forma basis. EBITDA rose 29 percent, to $224 million, while EBITDA as a percent of sales was 28.2 percent, an increase of 310 basis points versus the year-ago quarter. Specialty Ingredients represents the largest commercial unit within Ashland, comprising roughly 60 percent of the company’s consolidated EBITDA on a trailing 12-month basis.

Ashland Performance Materials reported sales of $404 million, a 15-percent decrease from the June 2011 quarter on the same pro forma basis, which includes the results of ISP’s elastomers business. Excluding effects associated with our Casting Solutions joint venture and the recently divested PVAc business, year-over-year sales for Performance Materials declined 8 percent. Despite sales declines, Performance Materials achieved particularly strong earnings growth in its composites, adhesives and elastomers businesses. EBITDA increased 75 percent, to $49 million, while EBITDA as a percent of sales grew 620 basis points to 12.1 percent.

Although Consumer Markets’ sales and volumes were down versus the prior year due to continued softness in the domestic do-it-yourself market, earnings improved on the strength of higher margins and lower advertising expenses. Sales at Ashland Consumer Markets declined 1 percent, to $517 million, when compared to a year ago. EBITDA totaled $68 million, an increase of 10 percent versus a year ago, while EBITDA as a percent of sales was 13.2 percent, an increase of 130 basis points from June 2011.

Ashland Water Technologies’ sales totaled $427 million in the June 2012 quarter, a decline of 13 percent from the year-ago quarter. Normalizing for currency effects and adjusting for divestitures, sales decreased 4 percent. EBITDA was $37 million, an 18-percent decline from June 2011. EBITDA as a percent of sales was 8.7 percent, down 50 basis points. Water Technologies continues to face soft demand in some key markets, including paper and industrial, with lower volumes more than offsetting the benefit from improved pricing in the quarter.

After excluding the effects from key items, Ashland’s effective tax rate for the June 2012 quarter was 26 percent. We expect the company’s effective tax rate for the 2012 fiscal year to come in at the low end of the 28-30 percent range previously disclosed.

Outlook
As the company enters the fourth quarter, O’Brien said he is pleased with Ashland’s progress on executing its strategic plan.

“We have now completed three full quarters since the acquisition of ISP, and our performance has steadily improved as we realize the strategic benefits of this higher-margin portfolio of businesses. Despite broader economic headwinds in some of our businesses, our commercial units have done a good job of managing costs and other areas within their control. We are also making continued progress on the integration of ISP, which is a testament to the efforts of employees across Ashland,” he explained.

“We have established positive momentum in our business as we approach the end of our fiscal year. Through July, demand trends are generally holding up well and in line with our expectations. In a number of areas, raw material costs have begun to move in our favor and could serve as a tailwind as we close out our fiscal year. Overall, I believe we are well on track to deliver our longer-term financial targets for sales and earnings growth,” O’Brien said.

Conference Call Webcast
Ashland will host a live webcast of its third-quarter conference call with securities analysts at 9 a.m. EDT Thursday, July 26, 2012. The webcast and supporting materials will be accessible through Ashland’s website at http://investor.ashland.com. Following the live event, an archived version of the webcast and supporting materials will be available for 12 months.

Use of Non-GAAP Measures
This news release includes certain non-GAAP (Generally Accepted Accounting Principles) measures. Such measurements are not prepared in accordance with GAAP and should not be construed as an alternative to reported results determined in accordance with GAAP. Management believes the use of such non-GAAP measures assists investors in understanding the ongoing operating performance of the company and its segments. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP amounts have been reconciled with reported GAAP results in Tables 5, 6 and 7 of the financial statements provided with this news release.

About Ashland
In more than 100 countries, the people of Ashland Inc. (NYSE: ASH) provide the specialty chemicals, technologies and insights to help customers create new and improved products for today and sustainable solutions for tomorrow. Our chemistry is at work every day in a wide variety of markets and applications, including architectural coatings, automotive, construction, energy, food and beverage, personal care, pharmaceutical, tissue and towel, and water treatment. Visit ashland.com to see the innovations we offer through our four commercial units – Ashland Specialty Ingredients, Ashland Water Technologies, Ashland Performance Materials and Ashland Consumer Markets.

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C-ASH

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In addition, Ashland may from time to time make forward-looking statements in its other filings with the Securities and Exchange Commission (SEC), news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, the economy and other future events or circumstances. Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt), severe weather, natural disasters, and legal proceedings and claims (including environmental and asbestos matters). Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements, including, without limitation, risks and uncertainties affecting Ashland that are described in its most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at www.sec.gov. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Ashland undertakes no obligation to subsequently update any forward-looking statements made in this news release or otherwise except as required by securities or other applicable law.

(1) Preliminary Results
Financial results are preliminary until Ashland’s Form 10-Q for the fiscal quarter ended June 30, 2012, is filed with the SEC.

FOR FURTHER INFORMATION:
Media Relations	Investor Relations:
Gary Rhodes	David Neuberger
+1 (859) 815-3047	+1 (859) 815-4454
glrhodes@ashland.com	daneuberger@ashland.com

Ashland Inc. and Consolidated Subsidiaries				Table 1
STATEMENTS OF CONSOLIDATED INCOME
(In millions except per share data - preliminary and unaudited)

	Three months ended		Nine months ended
	June 30		June 30
	2012	2011	2012	2011

SALES	$2,141	$1,667	$6,149	$4,656

COSTS AND EXPENSES
Cost of sales (a) (b)	1,514	1,233	4,426	3,362
Selling, general and administrative expense (b) (c)	349	301	1,092	778
Research and development expense	30	19	91	58
	1,893	1,553	5,609	4,198
EQUITY AND OTHER INCOME	15	15	46	42

OPERATING INCOME	263	129	586	500
Net interest and other financing expense	(53)	(22)	(166)	(88)
Net gain (loss) on acquisitions and divestitures	5	(1)	2	20
INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	215	106	422	432
Income tax expense	55	31	112	104
INCOME FROM CONTINUING OPERATIONS	160	75	310	328
(Loss) income from discontinued operations (net of income taxes) (d)	(9)	18	(10)	349
NET INCOME	$151	$93	$300	$677

DILUTED EARNINGS PER SHARE
Income from continuing operations	$2.00	$.94	$3.90	$4.10
(Loss) income from discontinued operations	(.10)	.23	(.13)	4.34
Net income	$1.90	$1.17	$3.77	$8.44

AVERAGE COMMON SHARES AND ASSUMED CONVERSIONS	80	80	80	80

SALES
Specialty Ingredients	$793	$303	$2,144	$789
Water Technologies	427	490	1,302	1,411
Performance Materials	404	352	1,191	1,002
Consumer Markets	517	522	1,512	1,454
	$2,141	$1,667	$6,149	$4,656
OPERATING INCOME (LOSS)
Specialty Ingredients	$156	$51	$341	$115
Water Technologies	19	24	64	83
Performance Materials	37	12	92	25
Consumer Markets	59	52	162	184
Unallocated and other (b)	(8)	(10)	(73)	93
	$263	$129	$586	$500

(a)
Includes a noncash charge of $28 million for the nine months ended June 30, 2012 related to the fair value assessment of inventory acquired from International Specialty Products Inc. at the date of acquisition.

(b)
The nine months ended June 30, 2011 include $120 million of income ($37 million and $83 million recognized within the cost of sales and selling, general and administrative expense captions, respectively) related to the actuarial gain on pension and postretirement benefit plans, due to a required plan remeasurement from the Distribution sale, which is further discussed in note (d).

(c)
The three and nine months ended June 30, 2012 include charges of $3 million and $69 million, respectively, related to certain company wide restructuring and integration activities related to recent business realignments through acquisitions, divestitures and joint venture arrangements.

(d)
Includes income of $68 million for the nine months ended June 30, 2011 related to direct results of the Distribution business that was divested on March 31, 2011. Due to the sale qualifying for discontinued operation treatment, the direct results of this business have been presented within this caption. In addition, the nine months ended June 30, 2011 include an after-tax gain of $256 million on the sale of the Distribution business.

Ashland Inc. and Consolidated Subsidiaries		Table 2
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions - preliminary and unaudited)

	June 30	September 30
	2012	2011
ASSETS
Current assets
Cash and cash equivalents	$597	$737
Accounts receivable	1,474	1,482
Inventories	1,034	925
Deferred income taxes	176	163
Other assets	72	80
	3,353	3,387

Noncurrent assets
Goodwill	3,246	3,291
Intangibles	2,015	2,134
Asbestos insurance receivable (noncurrent portion)	452	448
Equity and other unconsolidated investments	199	193
Other assets	579	599
	6,491	6,665

Property, plant and equipment
Cost	4,319	4,306
Accumulated depreciation and amortization	(1,565)	(1,392)
	2,754	2,914

Total assets	$12,598	$12,966

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Short-term debt	$45	$83
Current portion of long-term debt	109	101
Trade and other payables	908	911
Accrued expenses and other liabilities	560	644
	1,622	1,739

Noncurrent liabilities
Long-term debt (noncurrent portion)	3,567	3,648
Employee benefit obligations	1,418	1,566
Asbestos litigation reserve (noncurrent portion)	783	783
Deferred income taxes	400	404
Other liabilities	642	691
	6,810	7,092

Stockholders’ equity	4,166	4,135

Total liabilities and stockholders' equity	$12,598	$12,966

Ashland Inc. and Consolidated Subsidiaries				Table 3
STATEMENTS OF CONSOLIDATED CASH FLOWS
(In millions - preliminary and unaudited)
	Three months ended		Nine months ended
	June 30		June 30
	2012	2011	2012	2011
CASH FLOWS (USED) PROVIDED BY OPERATING ACTIVITIES
FROM CONTINUING OPERATIONS
Net income	$151	$93	$300	$677
Loss (income) from discontinued operations (net of income taxes)	9	(18)	10	(349)
Adjustments to reconcile income from continuing operations to cash flows from operating activities
Depreciation and amortization	107	68	320	211
Debt issuance cost amortization	6	3	18	22
Deferred income taxes	(5)	(5)	(2)	16
Equity income from affiliates	(10)	(8)	(24)	(15)
Distributions from equity affiliates	2	1	3	4
Gain from sale of property and equipment	-	(1)	(1)	(3)
Stock based compensation expense	7	4	19	13
Stock contributions to qualified savings plans	-	-	-	13
Net (gain) loss on acquisitions and divestitures	(6)	1	(4)	(20)
Inventory fair value adjustment related to ISP acquisition	-	-	28	-
Actuarial gain on pension and postretirement plans	-	-	-	(120)
Change in operating assets and liabilities (a)	(143)	(126)	(521)	(360)
	118	12	146	89
CASH FLOWS (USED) PROVIDED BY INVESTING ACTIVITIES
FROM CONTINUING OPERATIONS
Additions to property, plant and equipment	(66)	(44)	(164)	(96)
Proceeds from disposal of property, plant and equipment	6	6	10	10
Purchase of operations - net of cash acquired	-	(2)	-	(7)
Proceeds from sale of available-for-sale securities	-	-	4	-
Proceeds from sale of operations or equity investments	-	4	41	44
	(60)	(36)	(109)	(49)
CASH FLOWS (USED) PROVIDED BY FINANCING ACTIVITIES
FROM CONTINUING OPERATIONS
Proceeds from issuance of long-term debt	-	-	2	11
Repayment of long-term debt	(22)	(7)	(79)	(306)
Proceeds from/(repayment of) short-term debt	(11)	20	(38)	(10)
Repurchase of common stock	-	(71)	-	(71)
Cash dividends paid	(18)	(14)	(45)	(37)
Proceeds from exercise of stock options	1	1	2	3
Excess tax benefits related to share-based payments	2	2	5	3
	(48)	(69)	(153)	(407)
CASH (USED) PROVIDED BY CONTINUING OPERATIONS	10	(93)	(116)	(367)
Cash (used) provided by discontinued operations
Operating cash flows	(9)	2	(17)	7
Investing cash flows	(1)	1	(1)	979
Effect of currency exchange rate changes on cash and
cash equivalents	(2)	6	(6)	9
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(2)	(84)	(140)	628
Cash and cash equivalents - beginning of period	599	1,129	737	417
CASH AND CASH EQUIVALENTS - END OF PERIOD	$597	$1,045	$597	$1,045

DEPRECIATION AND AMORTIZATION
Specialty Ingredients	$68	$24	$200	$71
Water Technologies	18	21	54	61
Performance Materials	12	12	37	48
Consumer Markets	9	10	27	28
Unallocated and other	-	1	2	3
	$107	$68	$320	$211
ADDITIONS TO PROPERTY, PLANT AND EQUIPMENT
Specialty Ingredients	$30	$18	$78	$37
Water Technologies	11	10	31	24
Performance Materials	11	5	27	11
Consumer Markets	8	8	16	16
Unallocated and other	6	3	12	8
	$66	$44	$164	$96

(a) Excludes changes resulting from operations acquired or sold.

Ashland Inc. and Consolidated Subsidiaries				Table 4
INFORMATION BY INDUSTRY SEGMENT
(In millions - preliminary and unaudited)

	Three months ended		Nine months ended
	June 30		June 30
	2012	2011	2012	2011
SPECIALTY INGREDIENTS (a)
Sales per shipping day	$12.4	$4.7	$11.3	$4.2
Metric tons sold (thousands)	107.7	46.4	309.4	127.7
Gross profit as a percent of sales (b) (c)	34.7%	33.1%	32.6%	32.8%
WATER TECHNOLOGIES
Sales per shipping day	$6.7	$7.7	$6.9	$7.5
Gross profit as a percent of sales (b)	32.1%	29.7%	31.7%	30.9%
PERFORMANCE MATERIALS
Sales per shipping day	$6.3	$5.5	$6.3	$5.3
Metric tons sold (thousands)	133.4	128.9	411.3	378.5
Gross profit as a percent of sales (b)	18.1%	13.0%	17.3%	13.2%
CONSUMER MARKETS
Lubricant sales (gallons)	40.8	44.5	118.2	129.8
Premium lubricants (percent of U.S. branded volumes)	30.8%	32.3%	30.2%	31.7%
Gross profit as a percent of sales (b)	26.8%	26.6%	26.2%	28.8%

(a)	Amounts for the three and nine months ended June 30, 2011 exclude pre-acquisition results of ISP.
(b)	Gross profit as a percent of sales is defined as sales, less cost of sales divided by sales.
(c)
Includes expense of $28 million for the nine months ended June 30, 2012 related to the fair value of inventory acquired from ISP. Excluding this expense, the gross profit percentage would have been 33.9%.

Ashland Inc. and Consolidated Subsidiaries						Table 5
RECONCILIATION OF NON-GAAP DATA - INCOME (LOSS) FROM CONTINUING OPERATIONS
(In millions - preliminary and unaudited)

	Three Months Ended June 30, 2012
	Specialty	Water	Performance	Consumer	Unallocated
	Ingredients	Technologies	Materials	Markets	& Other	Total
OPERATING INCOME (LOSS)
Restructuring and other integration costs	$-	$-	$-	$-	$(3)	$(3)
Environmental reserve adjustment	-	-	-	-	(8)	(8)
All other operating income	156	19	37	59	3	274
Operating income	156	19	37	59	(8)	263

NET INTEREST AND OTHER FINANCING EXPENSE					(53)	(53)

NET GAIN ON ACQUISITIONS AND DIVESTITURES - KEY ITEM					5	5

INCOME TAX (EXPENSE) BENEFIT
Key items					3	3
All other income tax expense					(58)	(58)
					(55)	(55)

INCOME (LOSS) FROM CONTINUING OPERATIONS	$156	$19	$37	$59	$(111)	$160

	Three Months Ended June 30, 2011
	Specialty	Water	Performance	Consumer	Unallocated
	Ingredients	Technologies	Materials	Markets	& Other	Total
OPERATING INCOME (LOSS)
Accelerated depreciation	$-	$-	$(2)	$-	$-	$(2)
Environmental reserve adjustment	-	-	-	-	(6)	(6)
All other operating income	51	24	14	52	(4)	137
Operating income	51	24	12	52	(10)	129

NET INTEREST AND OTHER FINANCING EXPENSE					(22)	(22)

NET LOSS ON ACQUISITIONS AND DIVESTITURES					(1)	(1)

INCOME TAX (EXPENSE) BENEFIT
Key items					3	3
All other income tax expense					(34)	(34)
					(31)	(31)

INCOME (LOSS) FROM CONTINUING OPERATIONS	$51	$24	$12	$52	$(64)	$75

Ashland Inc. and Consolidated Subsidiaries				Table 6
RECONCILIATION OF NON-GAAP DATA - FREE CASH FLOW
(In millions - preliminary and unaudited)

	Three months ended		Nine months ended
	June 30		June 30
Free cash flow	2012	2011	2012	2011
Total cash flows provided by operating activities
from continuing operations	$118	$12	$146	$89
Adjustments:
Additions to property, plant and equipment	(66)	(44)	(164)	(96)
Cash dividends paid	(18)	(14)	(45)	(37)
ISP acquisition - change in control payment (a)	-	-	92	-
Free cash flows	$34	$(46)	$29	$(44)

(a)	Since payment was generated from investment activity, this amount has been included within this calculation.

Ashland Inc. and Consolidated Subsidiaries		Table 7
RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA
(In millions - preliminary and unaudited)

	Three months ended
	June 30
Adjusted EBITDA - Ashland Inc.	2012	2011
Net income	$151	$93
Income tax expense	55	31
Net interest and other financing expense	53	22
Depreciation and amortization (a)	107	66
EBITDA	366	212
Loss (income) from discontinued operations (net of income taxes)	9	(18)
Key items (see Table 5)	6	8
Net (gain) loss on acquisitions and divestitures	-	1
Results of the ISP business prior to acquisition (b)	-	104
Adjusted EBITDA	$381	$307

Adjusted EBITDA - Specialty Ingredients
Operating income	$156	$51
Add:
Depreciation and amortization	68	24
Key items (see Table 5)	-	-
Results of the ISP business prior to acquisition (b)	-	99
Adjusted EBITDA	$224	$174

Adjusted EBITDA - Water Technologies
Operating income	$19	$24
Add:
Depreciation and amortization	18	21
Key items (see Table 5)	-	-
Adjusted EBITDA	$37	$45

Adjusted EBITDA - Performance Materials
Operating income	$37	$12
Add:
Depreciation and amortization (a)	12	10
Key items (see Table 5)	-	2
Results of the ISP business prior to acquisition (b)	-	4
Adjusted EBITDA	$49	$28

Adjusted EBITDA - Consumer Markets
Operating income	$59	$52
Add:
Depreciation and amortization	9	10
Key items (see Table 5)	-	-
Adjusted EBITDA	$68	$62

(a)	Depreciation and amortization for the three months ended June 30, 2011 excludes $2 million of accelerated depreciation which is displayed as a key item (as applicable) within this table.
(b)	The ISP business results during 2011 relate to the operating income and depreciation and amortization recognized for the period in which Ashland did not yet own this business.

Ashland Inc. and Consolidated Subsidiaries					Table 8
SUPPLEMENTAL RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA
(In millions - preliminary and unaudited)

RECONCILIATION OF JUNE 2011 QUARTER ADJUSTED PRO FORMA RESULTS
($ millions, except percentages)		Pro Forma Adjustments
ASHLAND SPECIALTY INGREDIENTS Three Months Ended June 30, 2011	Ashland As Reported Results	ISP Pro Forma Results	Additional Purchase Accounting D&A	Key Items	Adjusted Pro Forma Results
Sales	$303	$389	$-	$-	$692
Cost of sales	203	255	15	-	473
Gross profit as a percent of sales	33.1%	34.4%			31.6%
SG&A expenses (includes research and development)	50	50	12	-	112
Equity and other income	1	-	-	-	1
Operating income	51	84	(27)	-	108
Operating income as a percent of sales	16.8%	21.6%			15.6%
Depreciation and amortization	24	15	27	-	66
Earnings before interest, taxes, depreciation and amortization	$75	$99	$-	$-	$174
EBITDA as a percent of sales	24.8%	25.4%			25.1%

RECONCILIATION OF JUNE 2011 QUARTER ADJUSTED PRO FORMA RESULTS
($ millions, except percentages)		Pro Forma Adjustments
ASHLAND PERFORMANCE MATERIALS Three Months Ended June 30, 2011	Ashland As Reported Results	ISP Pro Forma Results	Additional Purchase Accounting D&A	Key Items	Adjusted Pro Forma Results
Sales and operating revenue	$352	$122	$-	$-	$474
Cost of sales and operating expenses	306	117	-	(2)	421
Gross profit as a percent of sales	13.0%	4.1%			11.2%
SG&A expenses (includes research and development)	39	3	1	-	43
Equity and other income	5	-	-	-	5
Operating income	12	2	(1)	2	15
Operating income as a percent of sales	3.4%	1.6%			3.2%
Depreciation and amortization	12	2	1	(2)	13
Earnings before interest, taxes, depreciation and amortization	$24	$4	$-	$-	$28
EBITDA as a percent of sales	6.8%	3.3%			5.9%

RECONCILIATION OF JUNE 2011 QUARTER ADJUSTED PRO FORMA RESULTS
($ millions, except percentages)		Pro Forma Adjustments
ASHLAND INC. Three Months Ended June 30, 2011	Ashland As Reported Results	ISP Pro Forma Results	Additional Purchase Accounting D&A	Key Items	Adjusted Pro Forma Results
Sales and operating revenue	$1,667	$511	$-	$-	$2,178
Cost of sales and operating expenses	1,233	372	15	(2)	1,618
Gross profit as a percent of sales	26.0%	27.2%			25.7%
SG&A expenses (includes research and development)	320	52	13	(6)	379
Equity and other income	15	-	-	-	15
Operating income	129	87	(28)	8	196
Operating income as a percent of sales	7.7%	17.0%			9.0%
Depreciation and amortization	68	17	28	(2)	111
Earnings before interest, taxes, depreciation and amortization	$197	$104	$-	$6	$307
EBITDA as a percent of sales	11.8%	20.4%			14.1%